UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012 (September 19, 2012)

J. ALEXANDER’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background

On July 30, 2012, J. Alexander’s Corporation, a Tennessee corporation (“J. Alexander’s” or the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), by and among J. Alexander’s, Fidelity National Financial, Inc., a Delaware corporation (“Fidelity” or “Parent”), New Athena Merger Sub, Inc., a Tennessee corporation and an indirect, wholly owned subsidiary of Fidelity (“Merger Sub”), American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Parent (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH, and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Fidelity. On September 5, 2012, J. Alexander’s, Fidelity and Merger Sub entered into a First Amendment to the Merger Agreement (the “First Amendment”). Pursuant to the Merger Agreement, as amended by the First Amendment, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, $0.05 par value per share, of the Company (the “Shares”) at a purchase price of $14.50 per share, net to the seller thereof in cash (the “Offer Price”), without interest and subject to any required withholding of taxes.

On September 20, 2012, Parent announced the expiration of the offering period, which expired at 5:00 p.m., New York City time, on September 19, 2012. On September 19, 2012, Merger Sub accepted for payment all Shares that were validly tendered and not withdrawn (the time of such acceptance is referred to as the “Acceptance Time”), and payment for such Shares will be made by Merger Sub promptly in accordance with the terms of the Offer and the Merger Agreement.

Fidelity and the Company also announced today that Merger Sub is commencing a subsequent offering period to acquire the remaining untendered shares of the Company’s common stock. The subsequent offering period will expire at 5:00 p.m., New York City time, on Wednesday, September 26, 2012, unless extended. During this subsequent offering period, holders of Shares who did not previously tender their Shares into the initial offering period may do so, and Merger Sub will immediately accept and promptly pay for any shares properly tendered, for the same $14.50 per share, net to the seller in cash, without interest and less any applicable withholding taxes, that is payable to shareholders who tendered their shares during the initial offering period of the Offer.

Procedures for tendering shares during the subsequent offering period are the same as during the initial offering period, with two exceptions: (i) shares cannot be delivered by the guaranteed delivery procedure and (ii) shares validly tendered during the subsequent offering period will be accepted for payment on a daily “as tendered” basis and, accordingly, may not be withdrawn. Fidelity and Merger Sub have reserved the right to extend the subsequent offering period in accordance with applicable law.

Item 5.01	Changes in Control of Registrant.

According to Computershare Trust Company, N.A., the depositary for the Offer, as of the expiration of the initial offering period at 5:00 P.M., New York City time, on Wednesday, September 19, 2012, an aggregate of approximately 4,451,627 shares were validly tendered and not validly withdrawn (excluding 321,133 Shares subject to guarantees of delivery), representing approximately 73.8% of the total Shares on a fully-diluted basis (as defined in the Merger Agreement). On September 19, 2012, at the Acceptance Time, all Shares that were validly tendered and not validly withdrawn were accepted for purchase by Merger Sub in accordance with the terms of the Offer. Payment for such Shares will be made promptly in accordance with the terms of the Offer and the Merger Agreement. The aggregate purchase price for such Shares paid by Parent and Merger Sub is approximately $64.5 million, plus related transaction fees. Parent is expected to fund the payment of the Offer Price from existing and available cash and borrowings under its existing credit facility.

As a result of such acceptance of Shares in the Offer, a change in control of the Company occurred, and Merger Sub and Parent will have sufficient voting power to approve the merger of Merger Sub with and into the Company (the “Merger”) without the affirmative vote of any other shareholder the Company. In the event that a sufficient number of Shares are tendered by the expiration of the subsequent offering period, Parent intends to exercise the top-up option under the Merger Agreement and effect a short-form merger in accordance the provisions of the Tennessee Business Corporation Act (the “TBCA”) and the Merger Agreement without the vote of any Company shareholder. Otherwise, Parent intends to effect a long-form merger in accordance the provisions of the TBCA and the Merger Agreement. In either case, as a result of the Merger, the Company will become an indirect, wholly owned subsidiary of Parent, and any Shares not tendered in the Offer (other than Shares held by the Company or Merger Sub, which Shares will be cancelled and retired and will cease to exist without any consideration being delivered in exchange for those Shares) will be cancelled and converted into the right to receive $14.50 or any greater per Share price paid in the Offer, in cash, without interest thereon and subject to any required withholding taxes. Following the Merger, the Shares will cease to be traded on the NASDAQ Global Market, unless NASDAQ delists the Shares sooner because there are insufficient remaining shareholders and publicly held Shares following the closing of the Offer.

Pursuant to the terms of the Merger Agreement, the Company has agreed to prepare and, no later than ten business days after the Acceptance Time, file with the Securities and Exchange Commission (the “SEC”) an information statement (the “Information Statement”) to be provided to Company shareholders in connection with a special meeting of the shareholders to be held as soon as soon as reasonably practicable for the purpose of obtaining shareholder approval of the Merger Agreement if approval of the Merger Agreement by the Company’s shareholders is required by the TBCA. If shareholder approval is required, because Merger Sub owns Shares in excess of the number of Shares required to approve the Merger Agreement, the Merger Agreement is expected to be approved at such special meeting without the vote of any additional shareholders.

If the subsequent offering period described above does not result in sufficient additional Shares tendered that, when combined with Shares tendered during the initial offering period and the exercise of the top-up option, would enable Parent to effect a short-form merger in accordance with the TBCA, the Company has agreed to use its reasonable best efforts to cause the Information Statement to be filed in definitive form with the SEC and to be mailed to the shareholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Information Statement (and, in any event, within five business days of such confirmation from the SEC). The Company does not intend to solicit proxies for the special meeting referred to above.

If during the subsequent offering period sufficient additional Shares are tendered that, when combined with Shares tendered in the initial offering period and the exercise of the top-up option, would enable Parent to effect a short-form merger in accordance with the TBCA, the Company does not intend to hold a special meeting of shareholders for purposes of approving the Merger Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that, following the Acceptance Time, Parent shall be entitled to designate the number of directors on the Company’s Board of Directors equal to the product of (i) the total number of directors on the Company’s Board of Directors, and (ii) the percentage that the number of

Shares owned directly or indirectly by Parent immediately following the Acceptance Time represents out of the total number of Shares outstanding; provided, however, that prior to the effective time of the Merger, the Company’s Board of Directors shall always have at least three members of the Company’s Board of Directors who were members of the Company’s Board of Directors as of the effective date of the Merger Agreement or are otherwise independent from Parent.

On September 19, 2012, following the Acceptance Time and pursuant to the terms of the Merger Agreement, Fidelity required Lonnie J. Stout II to resign from his position as Chairman and as a member of the Company’s Board of Directors. In addition, on September 19, 2012, the number of directors comprising the Board of Directors was increased to seven persons and the following designees of Parent (the “Parent Designees”) were appointed to the Company’s Board of Directors: George P. Scanlon, Brent B. Bickett, Anthony J. Park and Peter Sadowski.

As of the date of this Current Report, the Parent Designees are not expected to be named to any committee of the Board of Directors. The Company is not aware of any relationships or transactions in which any of the Parent Designees has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Each of the Parent Designees has waived all cash and equity compensation to which he is entitled in connection with his service on the Company’s Board of Directors.

The descriptions of the Merger Agreement and the First Amendment set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 2, 2012, and the First Amendment, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 6, 2012, and each are incorporated herein by reference.

Item 8.01.	Other Events.

On September 20, 2012, J. Alexander’s issued a joint press release with Fidelity announcing the expiration of the initial offering period and the commencement by Merger Sub of a subsequent offering period. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

The Company cautions that certain information contained in this communication, particularly information regarding the consummation of the transactions contemplated by the Merger Agreement, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: the effects of disruptions from the transaction; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; uncertainties as to how many shareholders of J. Alexander’s will tender their shares in the offer; and the possibility that various closing conditions for the transaction may not be satisfied or waived. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012, as well as the solicitation/recommendation statement on Schedule 14D-9 filed by the Company, as amended. These forward-looking statements reflect the Company’s expectations as of the date of this Form 8-K. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint Press Release, dated September 20, 2012, issued by J. Alexander’s Corporation and Fidelity National Financial, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date: September 20, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release, dated September 20, 2012, issued by J. Alexander’s Corporation and Fidelity National Financial, Inc.

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